EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Santa Clara, Calif.—February 5, 2014—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the three and twelve months ended December 31, 2013.

Results for the three months ended December 31, 2013:

•	Total revenue was $92.6 million, which included revenue from eBioscience of $20.5 million.

•	Product revenue was $82.1 million, as compared to product revenue for the fourth quarter of 2012 of $76.4 million, an increase of 7%.

•	GAAP net income was $9.4 million, or $0.10 per diluted share, as compared to a net loss of $12.3 million, or $0.17 per diluted share, in the fourth quarter of 2012.

•
Non-GAAP net income was $2.2 million, or $0.02 per diluted share, as compared to a Non-GAAP net loss of $1.3 million, or $0.02 per diluted share, for the fourth quarter of 2012. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and Non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $57.1 million at the end of December 31, 2013.

Product revenue for the fourth quarter of 2013 was $82.1 million and service and other revenue was $10.5 million. This compares to product revenue of $76.4 million and service and other revenue of $8.0 million in the fourth quarter of 2012. Product revenue for the fourth quarter of 2013 included Affymetrix core consumable revenue of $57.6 million, instrument revenue of $4.0 million and revenue from eBioscience of $20.5 million. Product revenue for the fourth quarter of 2012 included Affymetrix core consumable revenue of $53.1 million and instrument revenue of $5.2 million and revenue from eBioscience of $18.1 million.

Total gross margin was 59%, as compared to 54% in the same period of 2012. Excluding Non-GAAP adjustments such as the amortization of step-up in inventory fair value and one-time licensing payment, total margin was 62% compared to 61% for the fourth quarter of 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and Non-GAAP financial measures.

For the fourth quarter of 2013, operating expenses were $51.1 million on a GAAP basis as compared to $54.4 million in 2012. Excluding Non-GAAP adjustments such as the amortization of acquired intangible assets and non-recurring charges, operating expenses were $47.9 million, compared to an adjusted total of $48.5 million in 2012. The decrease in 2013 is primarily driven by lower headcount following the restructuring announced on January 11, 2013 and due to non-recurring acquisition- and integration-related costs incurred during 2012 partially off-set by higher variable compensation expenditure. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and Non-GAAP financial measures.

Results for the year ended December 31, 2013:

•	Total revenue was $330.4 million, which included eBioscience of $78.2 million, compared to total revenue of $295.6 million in 2012, which included eBioscience revenue of $37.0 million.

•	GAAP net loss was $16.3 million, of $0.23 per diluted share, as compared to a net loss of $10.7 million, or $0.15 per diluted share, in 2012.

•
Non-GAAP net income was $7.4 million, or $0.10 per diluted share, as compared to a net loss of $6.8 million, or $0.10 per diluted share, for 2012. Please refer to the “Itemized Reconciliation Between GAAP and Non-GAAP Net Loss” for a reconciliation of these GAAP and non-GAAP financial measures.

•	Positive cash flow from operation of $65.4 million. Net debt payments made during the year were $33.8 million.

Product revenue for the year ended December 31, 2013 was $302.6 million and service and other revenue was $27.8 million. This compares to product revenue of $266.1 million and service and other revenue of $29.6 million in 2012. Product revenue for 2013 included Affymetrix core consumable revenue of $210.0 million, instrument revenue of $14.4 million and revenue from eBioscience of $78.2 million. Product revenue for 2012 included Affymetrix core consumable revenue of $210.7 million, instrument revenue of $18.4 million, and revenue from eBioscience of $37.0 million.

Total gross margin was 55%, consistent with 2012. Excluding non-GAAP adjustments such as amortization of step-up in inventory fair value and acquired intangible assets, total margin was 60% in 2013, consistent with 2012. Please refer to the “Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses” for a reconciliation of these GAAP and non-GAAP financial measures.

"We made substantial progress on our strategic plan in 2013," said Frank Witney, President and CEO. "Our efforts in establishing ourselves in the translational medicine, molecular diagnostic, and applied science markets are clearly paying off. Last month we received 510(k) clearance from the US Food and Drug Administration for our CytoScan Dx test. In addition, we have introduced a number of new products that will further our position into large, rapidly growing markets such as tumor profiling and AgBio testing."

"We had a strong finish to 2013, returning the Company to growth in the second half of the year," stated Gavin Wood, EVP and CFO. "In addition, we significantly strengthened our balance sheet. During the fourth quarter we made net prepayments in excess of $24 million against our senior debt, reducing our outstanding senior debt to approximately $39 million. We also increased our cash position and exited the year with cash-on-hand of about $57 million."

Recent developments:

•
On January 21st, 2014, the Company announced that it received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market its CytoScan® Dx Assay. This assay is intended for the postnatal detection of DNA copy number variants (CNV) in patients referred for chromosomal testing. CytoScan Dx Assay is designed to help physicians diagnose children's developmental and intellectual disabilities more comprehensively by enabling a high-resolution genome-wide analysis of genetic aberrations. High resolution analysis can reveal small aberrations not readily seen by traditional techniques.

•
The Company entered into a collaboration with the University of Bristol, Bristol, UK, to design a wheat genotyping array and to analyze the data from experiments as part of an effort to understand wheat genetics and breeding with a goal of ensuring guaranteed sustainable production.

•	In January, the Company appointed Andrew Last to EVP and COO, and David Weber to EVP and COO.

•	During the fourth quarter, the Company made net prepayments in excess of $24 million against its senior debt, reducing the outstanding senior debt to approximately $39 million.

•	As of December 31st, 2013, the Company's cash-on-hand was approximately $57 million.
Affymetrix will host a conference call on Wednesday, February 5, 2014 at 2:00 p.m.  PT to review its operating results for the fourth quarter and fiscal year 2013. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on February 5, 2014 until 8:00 p.m. PT on February 12, 2014 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 13574000.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix

Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 65,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and sustained profitability as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to stabilize its business and grow revenue, Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2012, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the fourth quarter of and fiscal year ended 2013 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the fourth quarter of and year ended 2013 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31, 2013	December 31, 2012
ASSETS:		(See Note 1)
Current assets:
Cash and cash equivalents	$57,128	$25,671
Restricted cash	—	699
Available-for-sale securities—short-term portion	—	9,366
Accounts receivable, net	50,862	53,893
Inventories—short-term portion	58,059	72,691
Deferred tax assets—short-term portion	767	359
Prepaid expenses and other current assets	8,920	10,126
Total current assets	175,736	172,805
Property and equipment, net	18,671	28,663
Inventories—long-term portion	5,972	11,772
Goodwill	161,595	159,736
Intangible assets, net	131,108	152,718
Deferred tax assets—long-term portion	355	3,394
Other long-term assets	11,074	15,206
Total assets	$504,511	$544,294

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$45,534	$50,355
Convertible notes—short-term portion	—	3,855
Term loan—short-term portion	12,750	12,713
Deferred revenue—short-term portion	18,660	8,498
Total current liabilities	76,944	75,421
Deferred revenue—long-term portion	2,824	3,450
Convertible notes	105,000	105,000
Term loan—long-term portion	26,700	60,563
Other long-term liabilities	21,496	22,689
Stockholders' equity:
Common stock	723	710
Additional paid-in capital	768,149	759,549
Accumulated other comprehensive income	8,392	6,302
Accumulated deficit	(505,717)	(489,390)
Total stockholders' equity	271,547	277,171
Total liabilities and stockholders' equity	$504,511	$544,294

Note 1:
The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUE:
Product sales	$82,113	$76,382	$302,618	$266,063
Services and other	10,523	7,967	27,781	29,560
Total revenue	92,636	84,349	330,399	295,623
COSTS AND EXPENSES:
Cost of product sales	33,361	34,354	133,982	116,261
Cost of services and other	4,251	4,817	15,379	15,874
Research and development	11,984	14,464	47,670	57,881
Selling, general and administrative	39,144	38,102	141,430	142,853
Restructuring charges	6	1,845	4,490	1,845
Total costs and expenses	88,746	93,582	342,951	334,714
Income (loss) from operations	3,890	(9,233)	(12,552)	(39,091)
Interest income and other, net	301	1,367	802	(265)
Interest expense	4,437	3,002	12,711	7,193
Gain on sale of product line	9,295	—	9,295	—
Income (loss) before income taxes	9,049	(10,868)	(15,166)	(46,549)
Income tax (benefit) provision	(324)	1,401	1,161	(35,853)
Net income (loss)	$9,373	$(12,269)	$(16,327)	$(10,696)

Basic net income (loss) per common share	$0.13	$(0.17)	$(0.23)	$(0.15)
Diluted net income (loss) per common share	$0.10	$(0.17)	$(0.23)	$(0.15)

Shares used in computing basic net income (loss) per common share	72,077	70,657	71,441	70,300
Shares used in computing diluted net income (loss) per common share	92,513	70,657	71,441	70,300

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP net income (loss) - basic and diluted	$9,373	$(12,269)	$(16,327)	$(10,696)
Amortization of inventory fair value adjustment	2,896	4,589	14,876	9,444
Amortization of acquired intangible assets	4,543	4,929	18,234	12,848
Acquisition-related transaction costs	—	53	—	6,146
Acquisition-related integration costs	—	543	748	2,084
Share-based compensation charge related to acquisition	—	—	—	8,265
Income tax benefit related to acquisition	—	—	—	(37,462)
Gain on sale of product line	(9,295)	(514)	(9,295)	(514)
(Recover) impairment of held-for-sale property, net	—	(508)	—	3,492
Recovery of notes receivable	—	—	—	(2,215)
One-time licensing payment	(5,300)	—	(5,300)	—
Restructuring charges	6	1,845	4,490	1,845
Non-GAAP net income (loss) - basic and diluted	$2,223	$(1,332)	$7,426	$(6,763)

Non-GAAP basic net income (loss) per common share	$0.03	$(0.02)	$0.10	$(0.10)
Non-GAAP diluted net income (loss) per common share	$0.02	$(0.02)	$0.10	$(0.10)

Shares used in computing Non-GAAP basic net income (loss) per common share	72,077	70,657	71,441	70,300
Shares used in computing Non-GAAP diluted net income (loss) per common share	92,513	70,657	71,411	70,300

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013		2012		2013		2012
GAAP total gross margin	$55,024	59%	$45,178	54%	$181,038	55%	$163,488	55%
Amortization of inventory fair value adjustment	2,896	3%	4,589	5%	14,876	5%	9,444	3%
Amortization of acquired intangible assets	1,345	2%	1,500	2%	5,367	1%	4,031	2%
One-time licensing payment	(5,300)	(2)%	—	—%	(5,300)	(1)%	—	—%
Non-GAAP total gross margin*	$53,965	62%	$51,267	61%	$195,981	60%	$176,963	60%

*Non-GAAP total gross margin percentage is calculated as Non-GAAP total gross margin divided by Pro forma revenue for the three and twelve months ended December 31, 2013. Refer to "Itemized Reconciliation Between GAAP and Pro Forma Revenue" below.

ITEMIZED RECONCILIATION BETWEEN GAAP AND PRO FORMA REVENUE

	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2013
GAAP revenue	$92,636	$330,399
One-time licensing payment	(5,300)	(5,300)
Pro forma revenue	$87,336	$325,099

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total GAAP operating expenses	$51,134	$54,411	$193,590	$202,579
Amortization of acquired intangible assets	(3,198)	(3,429)	(12,869)	(8,817)
Acquisition-related transaction costs	—	(53)	—	(6,146)
Acquisition-related integration costs	—	(543)	(748)	(2,084)
Share-based compensation charge related to acquisition	—	—	—	(8,265)
Restructuring charges	(6)	(1,845)	(4,490)	(1,845)
Total Non-GAAP operating expenses	$47,930	$48,541	$175,483	$175,422